                                                                   EXHIBIT 10.15
                              AMENDMENT NUMBER ONE

     This AMENDMENT TO LOAN AGREEMENT ("Amendment") dated as of this 12th day of August, 1998, among FLEET CAPITAL CORPORATION, as Agent, the financial institutions party to the Loan Agreement (as defined below) as Lenders, and RESTORATION HARDWARE, INC. and THE MICHAELS FURNITURE COMPANY, INC. (each a "Borrower" and collectively "Borrowers"), is made in reference to the following facts:

     A. Agent, Lenders and Borrowers have previously entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of April 30, 1998 ("Loan Agreement") and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the "Loan Documents"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

     B. Without waiving any of Agent's or Lenders' rights and remedies, Agent and Lenders are willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lenders' rights or remedies as set forth in the Loan Documents is being waived or modified by the terms of this Amendment.

     NOW THEREFORE, in consideration of the foregoing agreed upon recitals and the terms and conditions hereof, the parties do hereby agree as follows:

     1. The provisions of subsection 1.1.1(A) of the Loan Agreement are amended in full to read as follows:

          "(A) for Restoration, the amount of the Restoration Commitment of such Lender for Revolving Credit Loans as in effect from time to time, provided that in no event shall the aggregate principal amount of all Revolving Credit Loans to Restoration plus the LC Amount and the aggregate outstanding principal amount of the Convertible Term Loan at such date exceed the lesser of (i) the aggregate amount of the Restoration Commitments for Revolving Credit Loans as in effect from time to time or
     (ii) the aggregate Restoration Borrowing Base at such time minus reserves, if any, that may be established by Agent from time to time in accordance with this subsection; and"

     2. The provisions of subsection 1.1.2(iii) of the Loan Agreement amended by deleting the reference "Section 1.2" and substituting "Section 1.4."

     3. The provisions of Section 1.2 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     4. The provisions of Section 1.3 of the Loan Agreement are amended by deleting the reference to $1,500,000" and substituting therefor "$3,000,000."

     5. The provisions of Section 1.4 of the Loan Agreement are deleted in their entirety and the following is substituted in lieu thereof.

          "Lenders agree, ratably in accordance with their respective Convertible Term Loan Commitments and Acquisition Line Commitments, to make term loans available to Restoration for the purposes and in the amounts set forth below:

               (a) $10,000,000 term loan facility for use by Restoration, at its option, once each calendar year, to convert a portion of its outstanding Revolving Credit Loans into a term loan ("Convertible Term Loan"). Each Convertible Term Loan shall be for a term of thirteen months, interest only, payable monthly in arrears, all principal and unpaid interest to be paid at maturity or, if earlier, upon termination of this Agreement for any reason. Such conversions from Revolving Credit Loans to Convertible Term Loans shall be in minimum increments of $1,000,000 each, and shall occur upon Restoration's request therefor. Concurrently with any such request, Restoration shall execute and deliver to Agent a Convertible Term Loan Note in the form of Exhibit 1.4 hereto, in favor of each Lender, in the face amount of the Convertible Term Loan owing to such Lender.

               (b) $10,000,000 term loan facility for use by Restoration, at its option, for the purpose of acquiring similar businesses, trademarks and the like ("Acquisition Line"). Provided no Default or Event of Default then exists or would be created thereby, draws under the Acquisition Line may be made, shall be in minimum amounts of $1,000,000 and shall be for a purpose and upon such terms and conditions as shall be acceptable to Lender in the exercise of its reasonable credit judgment."

     6. Subsections 2.1.1(i), (ii) and (iii) of the Loan Agreement are deleted and the following substituted in lieu thereof.

          "2.1.1 Interest shall accrue on the principal amount of the Base Rate Portions of the Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate. If either Borrower properly exercises its LIBOR Option, as provided in Section 2.3, interest shall accrue on the principal amount of the LIBOR Portions outstanding at the end of each day at a rate per annum equal to the applicable LIBOR Rate plus the margin set forth in the chart below for the type of Loan indicated:

Ratio of consolidated total         LIBOR Revolving Credit       LIBOR Acquisition Line loans
debt to Tangible Net Worth          Loans                        and Convertible Term Loans
---------------------------         ----------------------       -----------------------------
Less than 1.2 to 1.0                125 basis points             175 basis points
1.2 to 1.0 less than 1.5 to 1.0     137.5 basis points           187.5 basis points
1.5 to 1.0 less than 1.9 to 1.0     150 basis points             200 basis points
1.9 to 1.0 and greater              175 basis points             225 basis points

The ratio of consolidated total debt (determined in accordance with GAAP) to Tangible Net Worth shall be measured monthly based upon Borrower's internally prepared financial statements, and the interest rate determined thereby shall be effective commencing on the first calendar day of the second month after such financial statement's stated fiscal month."

     7. The provisions of subsection 2.1.4 are deleted and the following substituted in lieu thereof:

          "Letters of Credit. Borrower shall pay (a) to Agent, ratably for the account of each Lender for Letters of Credit, 1.25% per annum of the average outstanding face amount of such Letters of Credit and (b) to Agent for its own account for Letters of Credit, 0.25% per annum of the average outstanding face amount of such Letters of Credit, in each case (X) payable monthly in arrears, and, (Y) as applicable, upon any automatic renewal, amendment or extension thereof, inclusive of any indemnity fee charged to any Lender by the issuer (with a minimum payment of $125) payable upon issuance, and (c) to Agent for its own account all normal and customary charges associated with the issuance, processing and administration of Letters of Credit, including but not limited to amendments and negotiation of such Letters of Credit, which fees and charges in each case shall be deemed fully earned upon issuance of each such Letter of Credit or as otherwise advised by Agent or Bank, shall be due and payable on the first Business Day of each calendar month or as otherwise advised by Agent or Bank and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Such fees shall include, without limitation or duplication, (i) $125 upon issuance of a Letter of Credit,
     (ii) $75 upon any amendment to the Letter of Credit, (iii) 0.25% (with a minimum payment of $125) of the value of the documents presented under the Letter of Credit upon its negotiation or payment, (iv) $25 for each wire transfer of funds, and (v) all out of pocket expenses of Agent such as telex charges, postage, courier service and the like. No other fees or costs in connection with the issuance or guaranty of Letters of Credit shall be payable by Restoration."

     8. The provisions of Subsection 2.3(i) of the Loan Agreement are amended by deleting subparagraph (5) and substituting therefor the following:

          "(5) as of the first day of the LIBOR Period, there are no more than six (6) outstanding LIBOR Loans including the LIBOR Portion being requested, then interest on the LIBOR Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate."

     9. The provisions of Section 2.3 of the Loan Agreement are amended by deleting its references to "LIBOR Revolving Credit Portion" and "Base Rate Revolving Credit Portion" and replacing them with "LIBOR Portion" and "Base Rate Portion," respectively.

     10. Subsection 2.5.1 of the Loan Agreement is amended in full to read as follows:

          "2.5.1 Restoration. Restoration shall pay to Agent, for the pro rata benefit of the Lenders, a fee equal to 0.25% per annum of the amount by which (x) the average Restoration Borrowing Base during such month exceeds
     (y) the sum of the average outstanding principal balance of Restoration's Revolving Credit Loans during such month. Such unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter."

     11. The provisions of subsection 2.5.2 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     12. The provisions of subsection 3.1.1 (ii) of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     13. Subsection 3.1.3 of the Loan Agreement is amended by deleting and "Seasonal Loans requested pursuant to subsection 3.1.1 (ii)," and substituting therefor the following: "and Acquisition Line loans requested pursuant to
Section 1.4".

     14. Subsection 3.2.1 of the Loan Agreement is amended by deleting its provisions and substituting the following in lieu thereof:

          "Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Agent for the account of Lenders immediately upon the earliest of (i) the receipt by Agent or Borrowers of any proceeds in excess of $250,000 for any single transaction or event concerning any of the Collateral (other than sales in the ordinary course of each Borrower's business and collection by Restoration of TI Accounts), to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent or Required Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand of Agent, repay the Overadvance. Principal on account of the Convertible Term Loan and the Acquisition Line loans shall be payable in the manner respectively set forth in Section 1.4."

     15. Section 4.1 of the Loan Agreement is amended by deleting "December 22, 1999" therefrom and substituting "June 30, 2000" in lieu thereof.

     16. Subsection 4.2.3 is amended by deleting its provisions and substituting the following in lieu thereof:

          "Termination Charges. At the effective date of termination of this Agreement by Agent after an Event of Default or by Borrowers for any reason, Borrowers shall pay to Agent for the account of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) 0.5% of the Total Credit Facility if such termination occurs prior to June 30, 1999 and (ii) 0.25% of the Total Credit Facility if such termination occurs on or after June 30, 1999 but prior to June 30, 2000. If termination occurs on the last day of the Original Term or any Renewal Term, no termination charge shall be payable."

     17. Subsection 6.1.1 (ii) of the Loan Agreement is amended by deleting at the end thereof "subsection 6.4.2" and substituting therefore "subsections 6.4.2 and 8.2.9."

     18. Subsection 6.2.1 of the Loan Agreement is amended by deleting its provisions and substituting the following in lieu thereof:

          "Records, Schedules and Assignments of Accounts. Restoration shall keep accurate and complete records of its TI Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall reasonably request a report with respect thereto for the preceding period, in form reasonably satisfactory to Agent. Michael's shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall reasonably request a sales and collections report for the preceding period, in form satisfactory to Agent. Upon Agent's request, Michael's shall deliver to Agent, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's further request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $50,000 included in the Michael's Borrowing Base become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, and Michael's is then reporting to Agent, Michael's shall notify Agent of such occurrence within one week following such occurrence and the Michael's Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Michael's shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto."

     19. Subsection 6.2.3 of the Loan Agreement is amended by deleting its provisions and substituting the following in lieu thereof:

          "Taxes. If during the occurrence and continuance of an Event of Default, an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower, unless such Borrower is contesting such tax in good faith and appropriate reserves have been established therefor and to charge such Borrower therefor, provided, however, that neither Agent nor any Lender shall be liable for any taxes to any governmental taxing authority that may be due by such Borrower and, provided further, that any reserve established by Agent on account of any such tax shall be released upon payment of such tax."

     20. Subsection 6.2.5 of the Loan Agreement is amended by deleting its provisions and substituting the following in lieu thereof:

          "Maintenance of Dominion Account. Each Borrower shall maintain a Dominion Account acceptable to Agent with such bank or banks as may be selected by such Borrower and be acceptable to Agent; provided, however, that the Dominion Account of Borrowers shall only be utilized, if Agent so elects in its reasonable credit judgment, during the continuance of an Event of Default; provided that, if such Event of Default shall be cured Agent shall be entitled, in the exercise of its reasonable credit judgment, to maintain such account for up to 60 days following such cure. Agent shall at all times have a perfected security interest in such Dominion Accounts. Each of the Borrowers shall issue to any such bank or banks an irrevocable letter of instruction directing such bank or banks, upon notice from Agent that an Event of Default has occurred and is then continuing (or during such 60 day period), to deposit all payments or other remittances to its Dominion Account for application on account of the Obligations. At all times prior to the use of the Dominion Account of Borrowers, Borrowers shall have control over their cash. Once in effect (if ever), until released, all funds deposited in the Borrowers' Dominion Accounts shall immediately become the property of Agent, for the account of Lenders, and Borrowers shall obtain the agreement by such bank or banks in favor of Agent, for the benefit of Agent and Lenders, to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any such arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank or banks thereunder. No waiver or forbearance with respect to any Event of Default shall act as a cure therefore for purposes of this subsection 6.2.5."

     21. Subsection 6.3.1 of the Loan Agreement is amended by deleting its provisions and substituting the following in lieu thereof:

     "Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory. Each Borrower shall furnish to Agent (who shall furnish to Lenders) Inventory reports in form and detail satisfactory to Agent at such times as Agent may request, but at least once each month, not later than thirty calendar days after the end of the previous month. Each Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent (who shall furnish to Lenders) a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent or any Lender shall reasonably request."

     22. The provisions of subsection 6.3.2 are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     23. Clause (i) of subsection 6.4.2 of the Loan Agreement is amended by deleting the references to "$100, 000" and "$50,000" and substituting therefor "$200,000" and $100,000."

     24. The provisions of subsection 8.2.2 of the Loan Agreement are amended by adding after "Person.":

          "If the ratio of Borrowers' consolidated total debt (determined in accordance with GAAP) to Tangible Net Worth does not exceed 3.0 to 1.0, Restoration may make Loans to Michael's in an amount not to exceed $5,000,000 in the aggregate outstanding at any time."

     25. Subsection 8.2.3(vii) of the Loan Agreement is amended by deleting "$500,000" and substituting "$1,000,000" in lieu thereof and by deleting "$125,000" and substituting "$250,000" in lieu thereof.

     26. Subsection 8.2.3(ix) of the Loan Agreement is amended by deleting "$750,000" and substituting "$1,500,000" in lieu thereof.

     27. The proviso in the last sentence of subsection 8.2.4 of the Loan Agreement is amended in full to read as follows: "provided, in each case that no Event of Default then exists or would result as a consequence of such payment."

     28. The provisions of subsection 8.2.8 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     29. The provisions of subsection 8.2.13 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     30. The provisions of subsection 8.2.15 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     31. The provisions of subsection 8.3.1 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     32. The provisions of subsection 8.3.2 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     33. The provisions of subsection 8.3.4 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     34. The provisions of subsection 8.3.5 of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     35. Section 8.3 of the Loan Agreement is amended by adding the following thereto:

          "8.3.6 Debt to Tangible Net Worth. With respect to Restoration, maintain at all times a ratio of consolidated total debt (determined in accordance with GAAP) to Tangible Net Worth of not more than the amount shown below for the fiscal month ended on the corresponding date, to be measured on a monthly basis. Restoration shall deliver a monthly compliance certificate to Lender in form and substance reasonably satisfactory to Lender.

     Fiscal Month Ended                                         Amount
     ------------------                                         ------
     July 1998                                                    1.05
     August 1998                                                  1.10
     September 1998                                               1.20
     October 1998                                                 1.30
     November 1998                                                1.40
     December 1998                                                1.35
     January 1999                                                 1.40
     February 1999                                                1.40
     March 1999                                                   1.40
     April 1999                                                   1.40
     May 1999                                                     1.55
     June 1999                                                    1.70
     July 1999                                                    1.76
     August 1999                                                  1.85
     September 1999                                               1.90
     October 1999                                                 2.00
     November 1999                                                2.10
     December 1999                                                1.90
     January 2000 and                                             1.80
     thereafter

               8.3.7 Minimum Net Income. With respect to Restoration, maintain consolidated net income before tax (determined in accordance with GAAP) of not less than the amount shown below for the fiscal quarter ended on the corresponding date, to be measured on a quarterly basis. Restoration shall deliver a quarterly compliance certificate to Lender in form and substance reasonably satisfactory to Lender.

        Fiscal Quarter Ended                                   Amount
        --------------------                                   ------
        July 1998                                             <$3,000,000>
        October 1998                                          <$2,000,000>
        January 1999                                           $8,000,000
        April 1999                                            <$2,500,000>
        July 1999                                             <$3,500,000>
        October 1999                                          <$1,500,000>
        January 2000                                          $11,500,000
        April 2000                                            <$2,000,000>"


     36. Subsection 10.1.7 of the Loan Agreement is amended by deleting the references to "$250,000" and "$50,000" and substituting therefor "$750,000" and "$200,000" respectively.

     37. The provisions of subsection 10.1.11 (ii) of the Loan Agreement are deleted and "Intentionally Omitted" is substituted in lieu thereof.

     38. Subsection 10.1.15 of the Loan Agreement is amended by deleting the reference to "$500,000" and "$125,000" and substituting therefor "$750,000" and "$250,000" respectively.

     39. The provisions of Section 12.2 of the Loan Agreement are amended by adding at the end thereof the following:

          "Nothing in this Section shall require the Borrowers to indemnify the Agent or any Lender against any loss, damage, suit, action or other liability or expense to the extent that such claims under this indemnity are the result of the gross negligence or willful misconduct of such Lender or Agent."

     40. Certain definitions set forth in Appendix A - General Definitions of the Loan Agreement are deleted, added and amended as set forth below:

          (a) The definition of "Michael's Borrowing Base" is amended by deleting its provisions and substituting "$3,000,000" in lieu thereof.

          (b) The definition of "Base Rate Loans" is amended by deleting its provisions and substituting the following in lieu thereof:

               "Revolving Credit Loans, Convertible Term Loans and Acquisition Line loans that bear interest based upon the Base Rate."

          (c) The definition of "Commitment" is amended by deleting "the Michael's Term Loan Commitment" "therefrom and deleting the last sentence thereof.

          (d) The definition of "LIBOR Loans" is amended by deleting its provisions and substituting the following in lieu thereof:

          "Revolving Credit Loans, the Convertible Term Loan and Acquisition Line loans that bear interest based upon LIBOR."

          (e) The definition of "LIBOR Option" is amended by deleting its provisions and substituting the following in lieu thereof:

          "the option granted pursuant to Section 2.3 to have the interest on all or any portion of the principal amount of the Revolving Credit Loans, the Convertible Term Loan and Acquisition Line loans based on a LIBOR Rate."

          (f) The definition of "LIBOR Revolving Credit Portion" is amended by deleting the references to "Revolving Credit" and moving the definition to its correct alphabetical order.

          (g) The definition of "LIBOR Request" is amended by adding after "Revolving Credit Loans" in the third line thereof: "or the Convertible Term Loan or Acquisition Line loans" and deleting the reference to "LIBOR Revolving Credit Portion" in the last line thereof and substituting therefor "LIBOR Portion".

          (h) The definition of "Permitted Purchase Money Indebtedness" is amended by deleting the references to "$5,000,000" and "$800,000" and substituting therefor "$10,000,000" and "1,500,000" respectively.

          (i) The definition of "Michael's Term Loan Commitment" is deleted.

          (j) The definition of "Restoration Borrowing Base" is amended by deleting its provisions and substituting the following in lieu thereof:

          "Restoration Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (i)  $60,000,000; and

               (ii) an amount equal to $35,000,000,

                              PLUS

               (a) 65% of the value of Restoration's Eligible Inventory at such date in excess of $46,000,000, measured on the basis of the weighted average cost method,

                              MINUS

               (b) the LC Amount and the aggregate outstanding amount of the Convertible Term Loan at such date."

          (k) The definition of "Total Credit Facility" is amended by deleting "$58,000,000" and substituting "$70,000,000" in lieu thereof.

          (l) The definition of "Restoration Commitment" is amended by deleting "and Seasonal Loans" therefrom and substituting therefor "the Convertible Term Loan and Acquisition Line loans," and by deleting the last sentence thereof.

          (m) The definition of "Seasonal Loans" is deleted.

          (n) The definitions of "Term Loan" and "Term Note" are deleted.

          (o)The following new definitions are added in their appropriate alphabetical place:

               (i) "Acquisition Line - as defined in Section 1.4."

               (ii) "Convertible Term Loan - as defined in Section 1.4."

     41. Annex 1 to the Loan Agreement is replaced with Annex 1 attached to this Amendment as Exhibit A.

     42. Exhibit 1.4 to the Loan Agreement is replaced with Exhibit 1.4 attached to this Amendment as Exhibit B.

     43. Exhibit 3.1.1 to the Loan Agreement is deleted.

     44. Except as amended by the terms herein, the Loan Documents remain in full force and effect in accordance with their terms. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Documents, the terms and provisions of this Amendment shall govern.

     45. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     46. This Amendment shall be governed by and construed according to the laws of the State of California.

     47. The Loan Documents, subject to the foregoing terms and conditions provided by this Amendment, constitute the complete agreement of the parties hereto with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Amendment.

     48. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment, not to exceed $8,000. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

     49. Except for the fee letter of even date herewith between Agent and Borrower, and as provided in the preceding paragraph hereof, there shall be no closing fees or charges payable by Borrower in connection with this Amendment.


FLEET CAPITAL CORPORATION,
as Agent and Lender

By: /s/ Matthew R. Van Steenhuyse
   ------------------------------
Its: SVP
    -----------------------------



RESTORATION HARDWARE, INC.

By: /s/ Thomas Low
   ------------------------------
Its: CFO
    -----------------------------



THE MICHAELS FURNITURE COMPANY, INC.

By: /s/ Thomas Low
   ------------------------------
Its: CFO
    -----------------------------

                                    EXHIBIT A

                                                                        Annex 1

       Addresses for Notices, Payment Accounts and Commitments of Lenders

                                            COMMITMENT
                                            ----------
FLEET CAPITAL CORPORATION       $60,000,000 Revolving Credit Loans
                                            (Restoration)

                                $3,000,000 Revolving Credit Loans*
                                            (Michael's)

                                $10,000,000 Convertible Term
                                            Loan*
                                $10,000,000 Acquisition Line

      Address for Notices
      -------------------
15260 Ventura Boulevard
Suite 400
Sherman Oaks, California 91403
Attention: Loan Administration Manager
Facsimile No.: (818) 382-4291

      Payment Account
      ---------------
Fleet National Bank, N.A.
777 Main Street
Hartford, Connecticut 06115-2000
ABA: 011900445
Account: 937-001-4304
Re: Restoration Hardware, Inc.








*NOTE: The Michael's Revolving Credit Commitment and Convertible Term Loan Commitment are sublines of the $60,000,000 Restoration Revolving Credit Commitment.

                                    EXHIBIT B
                             SECURED PROMISSORY NOTE
                             (CONVERTIBLE TERM NOTE)

                                                                         [DATE]
                                                        Los Angeles, California

$___________

         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of ________________ ("Lender"), at the offices of Agent located at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $_______ at the times and in the manner provided below, together with interest from and after the date hereof on the unpaid principal balance outstanding at the rate obtained pursuant to subsection 2.1.1 of the Loan Agreement (defined below), subject to the application of the Default Rate as provided in subsection 2.1.3 of the Loan Agreement.

         This Secured Promissory Note (the "Note") is a Convertible Term Note referred to in, and is issued pursuant to, that certain Fourth Amended and Restated Loan and Security Agreement among Borrower, the lenders therein and Agent dated as of April 30, 1998, as amended (hereinafter, as further amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

        With respect to any Base Rate Portions hereof, the rate of interest in effect hereunder shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the date that any such change in the Base Rate occurs. Interest shall be computed in the manner provided in Section 2.2 of the Loan Agreement.

        For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

(a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the first month hereafter, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

(b) The entire principal amount then outstanding, together with all accrued but unpaid interest and any and all other amounts due hereunder, shall be due and payable in full thirteen (13) months from the date hereof or, if earlier, immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.



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


         This Note shall be subject to mandatory prepayment in accordance with the provisions of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

         Upon the occurrence of an Event of Default, Agent shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent of any right or remedy preclude any other right or remedy. Agent, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Agent may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Los Angeles, California, on the date first above written.

                                                  RESTORATION HARDWARE, INC.



                                                  By: _________________________
                                                  Title: ______________________


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